Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8, as filed with the Security and Exchange Commission on April 4, 2005, of Globix Corporation of our report dated April 5, 2005, relating to the financial statements of Neon Communications, Inc. and Subsidiaries as of December 31, 2004 and for the year then ended, which is included in this Report on Form 8-K/A.



/s/ Amper, Politziner & Mattia, P.C.
-----------------------------------
Edison, New Jersey
May 19, 2005